EXHIBIT 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-73516) pertaining to the Anthem 2001 Stock Incentive Plan, in the Registration Statement (Form S-8, No. 333-84690) pertaining to the Anthem Employee Stock Purchase Plan, in the Registration Statement (Form S-8, No. 333-84906) pertaining to the Anthem 401(k) Long Term Savings Investment Plan, in the Registration Statement (Form S-8, No. 333-97425) pertaining to the Trigon Employees’ 401(k) Thrift Plan and the Trigon 401(k) Restoration Plan, in the Registration Statement (Form S-8, No. 333-97423) pertaining to the Trigon 1997 Stock Incentive Plan and the Trigon Non-Employee Directors Stock Incentive Plan, in the Registration Statement (Form S-8, No. 333-110503) pertaining to the Anthem 2001 Stock Incentive Plan, in the Registration Statement (Form S-3, No. 333-101969) pertaining to the Anthem, Inc. shelf registration and in the Registration Statement (Form S-4, No. 333-110830) pertaining to the proposed merger between Anthem, Inc. and WellPoint Health Networks Inc., of our report dated January 26, 2004, with respect to the consolidated financial statements and schedule of Anthem, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Indianapolis, Indiana

February 26, 2004